CERTIFICATE OF SECRETARY

         The undersigned, being the duly elected Secretary of The Willamette Funds (the "Trust"), hereby certifies pursuant to Rule 483(b) under the Securities Act of 1933 that the following resolution was unanimously approved at the meeting of the Board of Trustees of the Trust held on March 26, 2001:

                  FURTHER RESOLVED, that the Trustees and officers of the Trust who may be required to execute the Trust's Registration Statement on Form N-1A and any amendments thereto be, and each of them hereby is, authorized to execute a power of attorney appointing any of Keith T. Robinson, Michael Pappas, Ryan Louvar, and Stephanie Beckner as their true and lawful attorneys-in-fact, to execute in their name, place and stead, unless otherwise designated as Trustee or officer of the Trust, said Registration Statement and any amendments thereto, and all instruments necessary or incidental in connection therewith, and to file the same with the Securities and Exchange Commission; and said attorneys-in-fact shall have full power and authority to do and perform in the name and on behalf of each of said Trustees and officers, or any or all of them, in any and all capacities with respect to the Trust, every act whatsoever requisite or necessary to be done, said acts of said attorneys-in-fact, being hereby ratified and approved.

                                                        /s/ S. Christopher Clark

                                                    ----------------------------

      Date: March 26, 2001

      SEAL